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                             FIRST AMENDMENT TO THE
                                  F5 LABS, INC.
                      401(k) PROFIT SHARING PLAN AND TRUST


         F5 Networks, Inc., formerly F5 Labs, Inc., (the "Employer"), pursuant to Article XVII of the F5 Labs, Inc. 401(k) Profit Sharing Plan and Trust (the "Plan"), does hereby amend the Plan as follows, effective March 9, 1999:

        1. The preamble to the Plan is hereby amended to change the name of the Employer to F5 Networks, Inc., and all internal references are also changed accordingly.

        2. Article I is hereby amended in its entirety to read as follows:

               The Plan and Trust shall be known as the F5 Networks, Inc. 401(k) Profit Sharing Plan and Trust (the "Plan").

         IN WITNESS WHEREOF, the Employer has caused this Plan amendment to be executed this 1st day of June, 1999.



                                          F5 NETWORKS, INC.


                                                                  Page 72 of 97
                                                           Exhibit Index Page 7